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EXHIBIT A to DEPOSIT AGREEMENT
NUMBER	DEPOSITARY SHARES

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

REPRESENTING 7.60% CUMULATIVE PREFERRED STOCK, SERIES 2002-A, WITHOUT PAR VALUE

HOUSEHOLD INTERNATIONAL, INC.
SEE REVERSE SIDE FOR ADDITIONAL INFORMATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS DEPOSITARY RECEIPT IS TRANSFERABLE IN CHICAGO OR IN THE CITY OF NEW YORK

CUSIP

COMPUTERSHARE TRUST COMPANY OF NEW YORK, as Depositary (the "Depositary"), hereby certifies that is the register owner of

DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing one fortieth (1/40) of one share of 7.60 % Cumulative Preferred Stock, Series 2002 A, without par value (stated value $1000 per share), of Household International, Inc., a Delaware corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of March 18, 2002 (the "Depositary Agreement"), between the Corporation and the Depositary. By accepting this Depositary Receipt the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Depositary Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:
Countersigned and Registered:
COMPUTERSHARE TRUST COMPANY OF NEW YORK	COMPUTERSHARE INVESTOR SERVICES, LLC
Depositary	Registrar
By	By
Authorized Officer	Authorized Officer

(Reverse of Receipt)

HOUSEHOLD INTERNATIONAL, INC.

HOUSEHOLD INTERNATIONAL, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO RQUESTES A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARITICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUESTS IS TO BE ADDRESSED TO THE OFFICE OF THE SECRETARY OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.
TEN COM TEN ENT JT TEN	- as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -	_________________________ (Cust) under Uniform Gifts to Minors Act _____________________ (State)	Custodian	__________________ (Minor)

Additional abbreviations may also be used though not in the above list

For value received,	________________________________________________________________	hereby sell; assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENITYING NUMBER OF ASSIGNEE
___________________________________

 _____________________________________________________________________________________________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________________________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
_______________________________________________________________________________________________________
______________________________________________________________________________________________ Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated: ____________________________

_______________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this receipt in every particular, with out alteration or enlargement or any change whatever.